Exhibit 99.1

Colonial Properties Trust Announces Management Changes
Company Release - 01/7/2013

BIRMINGHAM, Ala.--(BUSINESS WIRE)-- Colonial Properties Trust (NYSE: CLP) today announced that C. Reynolds Thompson, III, has resigned from his positions as President and Chief Financial Officer of the Company, effective as of December 31, 2012. Mr. Thompson is expected to remain with the Company through January 31, 2013, to assist with the transition of responsibilities, and to enter into a consulting arrangement to perform certain consulting services over the remainder of 2013. The Company also announced today that Bradley P. Sandidge, Executive Vice President, Accounting, will assume responsibilities as interim Chief Financial Officer while the Company conducts a search for a permanent Chief Financial Officer.

Mr. Thompson served as President and Chief Financial Officer of the Company from December 2008 through his resignation on December 31, 2012. Prior to his appointment as President and Chief Financial Officer, Mr. Thompson served the Company in a number of roles since joining the Company in 1997, including Chief Executive Officer, Chief Operating Officer, Executive Vice President, Office Division, Senior Vice President, Office Acquisitions, and as a Trustee. Mr. Sandidge first joined the Company in 2004 as Senior Vice President, Multifamily Accounting and Finance and served in that role until January 2009. Mr. Sandidge has served as the Company’s Executive Vice President, Accounting since January 2009.

“We greatly appreciate the many contributions that Reynolds has made to our Company, and thank him for his 15 years of dedicated service,” said Thomas H. Lowder, Chairman of the Board and Chief Executive Officer of the Company. “We are confident in Mr. Sandidge’s ability to assume this increased role and to support our Company as we transition to a new chief financial officer.”

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding future dispositions and developments, development costs, credit ratings, operating performance outlook and other business fundamentals, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company’s ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

Colonial Properties Trust
Jerry A. Brewer, 1-800-645-3917
Executive Vice President, Finance

Source: Colonial Properties Trust